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                                                                     Exhibit 21


                        COVENTRY CORPORATION SUBSIDIARIES

A.    Coventry Health and Life Insurance Company - Texas insurance corporation

B.    Pennsylvania HealthCare USA, Inc. - Pennsylvania

C.    Coventry HealthCare Development Corporation - Delaware

      C.1. Coventry Health Plan of West Virginia, Inc. - West Virginia

D.    Healthpass, Inc. - Pennsylvania

E.    HealthAmerica Pennsylvania, Inc. - Pennsylvania

      E.1. The Medical Center HPJV, Inc. - Pennsylvania

               E.1.a. Riverside Health Plan, Inc. - Pennsylvania

F.    Group Health Plan, Inc. - Missouri

      F.1. Specialty Services, Inc. - Missouri

G.    Coventry HealthCare Management Corporation - Virginia

      G.1. Southern Health Services, Inc. - Virginia

      G.2. Southern Health Benefit Services, Inc. - Virginia

H.    HealthCare USA, Inc. - Florida

      H.1. HealthCare USA Midwest, Inc. - Delaware

               H.1.a. HealthCare USA of Missouri LLC - Missouri LLC

I.    Coventry Healthcare Management Corporation - Delaware

J.    Coventry Health Care, Inc. - Delaware